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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 11, 2002

                              FREEWILLPC.COM, INC.
             (Exact name of registrant as specified in its charter)



             NEVADA                        333-48312                        75-2877111
(State or other jurisdiction of     (Commission File Number)    (I.R.S. Employer Identification No.)
incorporation or organization)


                         185 Madison Avenue, 10th Floor
                            New York, New York 10016
           (Address of principal executive office, including zip code)

                                 (212) 725-4423
                     (Telephone number, including area code)



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Item 1. CHANGES IN CONTROL OF REGISTRANT

         On May 11, 2002, Vyrtex Limited, a UK company, acquired 3,830,000 shares of common stock, par value $0.001 per share, of FreewillPC.com, Inc. (the "Registrant") from David McCune. The purchase price for the shares was a promissory note in the principal amount of $3,830. The note is due November 1, 2002. The acquisition resulted in Vyrtex Limited owning approximately 83% of the total outstanding capital stock of the Registrant. David McCune, the sole officer and director of the Registrant resigned effective as of May 11, 2002. James Leaderer was appointed as the Registrant's sole director. Mr. Leaderer was also appointed as the registrant's president, chief executive officer, treasurer and secretary.

         From October 1, 2002 to October 10, 2002, David McCune has the right to call the 3,830,000 shares in the event the Registrant does not acquire American Leisure Holdings, Inc., a holding company engaging in the acquisition of travel and leisure service businesses. Mr. McCune can call the shares by returning the note to Vyrtex Limited. Mr. McCune's right to call the shares terminates upon the earlier of the completion of such acquisition or October 10, 2002.

Item 7 FINANCIAL STATEMENTS AND EXHIBITS

(a), (b) Financial Statements - None.

(c)      Exhibits - None.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2002
                                 FREEWILLPC.COM, INC.


                                 By: /s/ JAMES LEADERER
                                     -----------------------------------------
                                     James Leaderer,
                                     President and Chief Executive Officer